Exhibit 99.1

Diamond Foods announces expiration of Hart-Scott-

Rodino Act waiting period for acquisition of Pringles

SAN FRANCISCO, CA, June 21, 2011 – Diamond Foods, Inc. (NASDAQ: DMND) today announced that the waiting period for U.S. antitrust review under the Hart-Scott Rodino Antitrust Improvements Act of 1976 for Diamond Foods’ pending acquisition of the Pringles business from The Procter & Gamble Company expired on June 20, 2011. The pending acquisition remains subject to regulatory approval by competition authorities in various jurisdictions outside the United States.

On April 5, 2011, Diamond Foods announced the signing of a definitive agreement to acquire the Pringles business from The Procter & Gamble Company in a Reverse Morris Trust transaction valued at $2.35 billion. The transaction, expected to close by the end of this calendar year, is also subject to satisfaction of other conditions including approval by Diamond’s stockholders.

About Diamond

Diamond Foods is an innovative packaged food company focused on building, acquiring and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. The Company’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. Corporate Web Site: www.diamondfoods.com.

Note regarding forward-looking statements

This release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Actual results could differ materially from projections made in this release. Some factors that could cause actual results to differ from our expectations include the timing of closing the Pringles transaction. A more extensive list of factors that could materially affect our results can be found in Diamond’s periodic filings with the Securities and Exchange Commission (“SEC”). They are available publicly and on request from Diamond’s Investor Relations department.

Additional Information

In connection with the proposed transaction between Diamond and P&G, Diamond has filed a registration statement on Form S-4 with the SEC, but this registration statement has not become effective. This registration statement includes a proxy statement of Diamond that also constitutes a prospectus of Diamond, and will be sent to the stockholders of Diamond after it has been finalized. Stockholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Diamond, Pringles and the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Diamond upon written request to Diamond Foods, Inc., Investor Relations, 600 Montgomery Street, San Francisco, California 94111 or by calling (415) 445-7425, or from P&G upon written request to The Procter & Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253.

This communication is not a solicitation of a proxy from any security holder of Diamond. However, P&G, Diamond and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Diamond Foods, Inc. may be found in its 2010 Annual Report on Form 10-K filed with the SEC on October 5, 2010, and its definitive proxy statement relating to its 2011 Annual Meeting of Stockholders filed with the SEC on November 26, 2010. Information about the directors and executive officers of The Procter & Gamble Company may be found in its 2010 Annual Report on Form 10-K filed with the SEC on August 13, 2010, and its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on August 27, 2010.

Contacts:

Investor Contact	Media Contact
Linda Segre	Stephen Sibert

SVP, Corporate Strategy	VP, Corporate Affairs
Diamond Foods	Diamond Foods
415 -445 -7444	415 -445 -7444
lsegre@diamondfoods.com	ssibert@diamondfoods.com

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